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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas J. Burgum and Tami L. Reller (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended May 31, 1999 of Great Plains Software, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, ad fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

      Signature                       Title                          Date
      ---------                       -----                          ----


/s/ Douglas J. Burgum
---------------------------   President, Chief Executive          August 9, 1999
Douglas J. Burgum             Officer and Chairman of the Board


/s/ Tami L. Reller
---------------------------   Chief Financial Officer             August 9, 1999
Tami L. Reller


/s/ Bradley J. Burgum
---------------------------   Director                            August 9, 1999
Bradley J. Burgum


/s/ Frederick W. Burgum
---------------------------   Director                            August 9, 1999
Frederick W. Burgum


/s/ William V. Campbell
---------------------------   Director                            August 9, 1999
William V. Campbell


/s/ J.A. Heidi Roizen
---------------------------   Director                            August 9, 1999
J.A. Heidi Roizen


/s/ Joseph S. Tibbetts, Jr.
---------------------------   Director                            August 9, 1999
Joseph S. Tibbetts, Jr.